Exhibit 23(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-43569) pertaining to the Hess Corporation Employees’ Savings Plan,
(2)Registration Statement (Form S-8 No. 333-150992) pertaining to the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan and the Hess Corporation 2017 Long-Term Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-167076) pertaining to the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan and the Hess Corporation 2017 Long-Term Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-181704) pertaining to the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan and the Hess Corporation 2017 Long-Term Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-204929) pertaining to the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan and the Hess Corporation 2017 Long-Term Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-219113) pertaining to the Hess Corporation 2017 Long-Term Incentive Plan,
(7)Registration Statement (Form S-8 No. 333-257070) pertaining to the Hess Corporation 2017 Long-Term Incentive Plan, and
(8)Registration Statement (Form S-3 No. 333-253681) of Hess Corporation;
of our reports dated March 1, 2022, with respect to the consolidated financial statements of Hess Corporation and the effectiveness of internal control over financial reporting of Hess Corporation included in this Annual Report (Form 10-K) of Hess Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, New York
March 1, 2022